                                                                  EXHIBIT (8)(l)

                                   SCHEDULE A
                          CUSTODIAN SERVICES AGREEMENT

1.     Schwab California Municipal Money Fund                           November 6, 1990
       (formerly Schwab California Tax-Exempt Money Fund)

2.     Schwab Money Market Fund                                         April 8, 1991

3.     Schwab Government Money Fund                                     April 8, 1991

4.     Schwab Municipal Money Fund                                      May 3, 1991

5.     Schwab US Treasury Money Fund                                    November 5, 1991

6.     Schwab Value Advantage Money Fund                                February 7, 1992

7.     Schwab Institutional Money Fund                                  November 26, 1993

8.     Schwab Retirement Money Fund                                     November 26, 1993

9.     Schwab New York Municipal Money Fund                             November 8, 1994
       (formerly Schwab New York Tax-Exempt Money Fund)

10.    Schwab Government Cash Reserves Fund                             October 20, 1997

11.    Schwab New Jersey Municipal Money Fund                           January 20, 1998

12.    Schwab Pennsylvania Municipal Money Fund                         January 20, 1998

13.    Schwab Florida Municipal Money Fund                              February 16, 1998


                                PFPC INC.

                                By:      /s/ Joseph T. Gramlich
                                         --------------------------------------
                                         Joseph T. Gramlich
                                Title:   Senior Vice President

                                THE CHARLES SCHWAB FAMILY OF FUNDS

                                By:      /s/ William J. Klipp
                                         --------------------------------------
                                         William J. Klipp
                                Title:   Executive Vice President and Chief
                                         Operating Officer